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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Form S-8 Registration Statement of ACT Teleconferencing, Inc. filed August 30, 2004 pertaining to its Employee Stock Purchase Plan of 1998 (as amended) of our report, dated March 9, 2003, with respect to the consolidated financial statements and schedules of ACT Teleconferencing, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Denver, Colorado
August 30, 2004

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Consent of Independent Registered Public Accounting Firm